Exhibit 2.6

SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Sixth Amendment to Purchase and Sale Agreement (this “Amendment”) is made and entered into as of this 31st day of July, 2019, by and between NORTHWEST PROPERTY HOLDINGS, LLC, a Georgia limited liability company (“NW Seller”), QC PROPERTY HOLDINGS, LLC, a Georgia limited liability company (“QC Seller”), ATTALLA NURSING ADK, LLC, a Georgia limited liability company (“AT Seller”), and CP PROPERTY HOLDINGS, LLC, a Georgia limited liability company (“CP Seller” and together with NW Seller, QC Seller and AT Seller, collectively, “Seller”), and ATTALLA REALTY LLC, an Alabama limited liability company, COLLEGE PARK REALTY LLC, a Georgia limited liability company, QUAIL CREEK REALTY LLC, an Oklahoma limited liability company, and NORTHWEST REALTY LLC, an Oklahoma limited liability company (collectively, “Buyer”).

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement dated as of April 15, 2019, as amended (the “PSA”) (capitalized terms used herein and not otherwise defined shall have the definitions ascribed to them in the PSA);

WHEREAS, , the PSA provides for the acquisition by Buyer of four (4) parcels of Real Property located (i) in Attalla, Alabama (the “AT Property”); (ii) in College Park, Georgia (the “CP Property”); (iii) on NW 61st Street in Oklahoma City, Oklahoma (the “NW Property”); and (iv) in the Quail Creek Addition subdivision in Oklahoma City, Oklahoma (the “QC Property”), all as more particularly described in the PSA; and

WHEREAS, the parties hereto desire to amend the PSA in accordance with the terms and conditions provided herein;

NOW THEREFORE, in consideration for the mutual covenants and agreements provided herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

1.Scheduled Closing Date.

(a)Initial Closing Date.  Notwithstanding anything in the PSA to the contrary, Seller and Buyer hereby acknowledge and agree that the Scheduled Closing Date for the AT Property, the CP Property and the QC Property shall be August 1, 2019 (the “Initial Closing Date”).

(b)NW Closing Date.  Notwithstanding anything in the PSA to the contrary, Seller and Buyer hereby acknowledge and agree that the Scheduled Closing Date for the NW Property shall be August 30, 2019 (the “NW Closing Date”); unless (i) Buyer has notified Seller in writing no later than August 28, 2019 at 5:00 p.m. prevailing Eastern Time that it elects to delay the NW Closing Date until September 30, 2019; and (ii) Buyer has paid a fee of $75,000.00 to Seller for such extension by 5:00 p.m. prevailing Eastern Time on August 29, 2019, which fee shall be earned upon receipt, non-refundable, and paid in addition to the Purchase Price.

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2.Purchase Price.  Notwithstanding anything in the PSA to the contrary, Seller and Buyer hereby acknowledge and agree that the Purchase Price shall be allocated among the Properties as follows:  (i) $13,000,000.00 for the AT Property; (ii) $7,000,000.00 for the CP Property; (iii) $6,100,000.00 for the QC Property; and (iv) $2,400,000.00 for the NW Property.  In addition, Buyer and Seller acknowledge and agree that the Purchase Price Adjustment (as defined in Section 2 of the Fifth Amendment to Purchase and Sale Agreement) for the NW Property shall be $95,925.00.

3.Deposit.  Notwithstanding anything in the PSA to the contrary, Seller and Buyer hereby acknowledge and agree that (i) $87,164.75 of the Deposit shall be applied to the Purchase Price for the AT Property on the Initial Closing Date; (ii) $46,934.87 of the Deposit shall be applied to the Purchase Price for the CP Property on the Initial Closing Date; (iii) $40,900.38 of the Deposit shall be applied to the QC Purchase Price on the Initial Closing Date; and (iv) Escrow Agent shall continue to hold $125,000.00 of the Deposit pursuant to the terms of the PSA until the NW Closing Date, at which point it shall be applied to the Purchase Price for the NW Property.

4.Closings.  Notwithstanding anything in the PSA to the contrary, Seller and Buyer hereby acknowledge and agree that (i) the closing of the Transaction with respect to the AT Property, the CP Property and the QC Property shall be conducted in accordance with the terms and provisions of the PSA, including, without limitation, Article 6 thereof, on or before the Initial Closing Date; provided, however, that references to the Scheduled Closing Date set forth in said Article 6 shall mean the Initial Closing Date; and (ii) the closing of the Transaction with respect to the NW Property shall be conducted in accordance with the terms and provisions of the PSA, including, without limitation, Article 6 thereof, on or before the NW Closing Date; provided, however, that references to the Scheduled Closing Date shall mean the NW Closing Date.

5.Inconsistent Terms.  In the event that any of the terms of this Amendment shall be inconsistent or contradict the terms of the PSA, the terms of this Amendment shall control.

6.Effect of Amendment.  Except as explicitly amended and modified herein, all other terms and conditions of the PSA shall remain in full force and the PSA shall not be further amended or modified unless agreed to in writing by the parties hereto.

7.Governing Law.  This Amendment shall be governed by the law of the State in which the Real Property is located.

8.Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original and, taken together, shall constitute one and the same instrument.  This Amendment may be executed by the parties by facsimile or email transmission with the same force and effect as original signatures.

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Exhibit 2.6

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment by persons legally entitled to do so as of the day and year first set forth above.

SELLER:

ATTALLA NURSING ADK, LLC

By:

Name:

Title:

QC PROPERTY HOLDINGS, LLC

By:

Name:

Title:

NORTHWEST PROPERTY HOLDINGS, LLC

By:

Name:

Title:

CP PROPERTY HOLDINGS, LLC

By:

Name:

Title:

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Exhibit 2.6

BUYER:

ATALLA REALTY LLC, an Alabama limited liability company

COLLEGE PARK REALTY LLC, a Georgia limited liability company

QUAIL CREEK REALTY LLC, an Oklahoma limited liability company

NORTHWEST REALTY LLC, an Oklahoma limited liability company

By:

Name:

Title:

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Exhibit 2.6

AGREEMENT OF ESCROW AGENT

The undersigned has executed this Amendment solely to confirm its agreement to hold the Deposit (inclusive of the First Deposit and the Second Deposit) in escrow in accordance with the provisions of the PSA, as amended hereby, and otherwise comply with the provisions of the PSA, as amended hereby, with respect to the Deposit.

In witness whereof, the undersigned has executed this Amendment as of this 31st day of July, 2019.

RIVERSIDE ABSTRACT, LLC

By:

Name:

Title:

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